- 1 - STAR EQUITY HOLDINGS, INC. CODE OF BUSINESS CONDUCT AND ETHICS (Adopted February 18, 2004 Revised January 1, 2026) INTRODUCTION. Star Equity Holdings, Inc. (the “Company” or “Star”) is committed to integrity as one of its core values, therefore this Code has been approved by the Board of Directors of Star to provide guidance for all directors and employees. In keeping with the value of integrity, all Company employees and directors are expected to maintain high ethical standards of conduct and to comply fully with applicable laws and governmental regulations. Each employee and director must read this document carefully with a commitment to upholding these standards. Operating with honesty and integrity in all matters will create a working environment consistent with the Company's core values and project a positive image of the Company to customers, suppliers, stockholders, and the public at large. This Company Code of Business Conduct and Ethics applies to Star Equity Holdings and any of its affiliated companies, including but not limited to: boards of directors, officers, employees, and those contractors, agents and vendors over which the Company has control. Throughout this document, the term "Responsible Manager" means the senior management team member for the region or corporate function where an employee works; and the "Company's Legal Counsel" means the Chief Legal Officer or formally engaged external company counsel. If you have questions about this Code, please speak to your supervisor, your Responsible Manager, your local or regional head of Human Resources, or the Company's Legal Counsel. While this Code deals with major areas of concern, it cannot cover every situation, so employees and directors are expected to use their best judgment at all times, keeping in mind the high standards of integrity, respect, and responsibility to which the Company is committed. REPORTING VIOLATIONS AND ENSURING COMPLIANCE. If an employee ever believes that this Code, a law, or a regulation has been violated, or that he or she is being asked to violate this Code, a law, or a regulation, then he or she must promptly report to his or her supervisor or Responsible Manager. Alternatively, the employee may report the matter to his or her local or regional head of Human Resources, to the Company's - 2 - Legal Counsel, or thru the Star Integrity Toll-Free Hotline or online interface1 (see Appendix A for all applicable numbers). Management will respond as promptly and discreetly as possible with an appropriate follow-up and possible investigation. A director of the Company should report a matter to the Chairman of the Audit Committee of the Company's Board of Directors. To further safeguard the ability of employees to report violations of this Code without fear of reprisal, the Company, through the Audit Committee, has established procedures for receiving and handling complaints or concerns related to accounting, internal accounting controls, auditing matters, and other allegations of wrongdoing in a confidential and anonymous manner. These procedures are set forth in more detail in the Company's policy covering accounting, internal accounting controls, auditing matters, and other allegations of wrongdoing, otherwise known as the Whistleblower Policy. As soon as a matter is brought to the attention of the appropriate person, the Company will investigate fully while, to the extent possible, maintaining the confidentiality of the reporting employee or director. In certain circumstances, further investigation or action regarding an incident may require disclosure of some personal information. Anonymity will be maintained to the greatest extent possible. Employees and directors should be assured that no retaliation or retribution will be taken for providing information or assisting in an investigation. Any employee threatening, harassing, or in any way discriminating against an employee or director for reporting a matter will be subject to disciplinary action. Further, an employee or director found to have violated this Code will be subject to appropriate disciplinary action, ranging from warnings to possible termination. Only the Board of Directors may waive or change provisions of this Code. To the extent required, all waivers of or changes to this Code must be publicly disclosed to comply with the requirements of the Securities and Exchange Commission, the listing standards of the Nasdaq Stock Market, and other applicable laws and regulations. The Company's Board of Directors is responsible for overseeing the interpretation and enforcement of this Code. Each Responsible Manager must enforce this Code for his or her employees. The Company's Legal Counsel will be responsible for monitoring the enforcement of this Code. Questions regarding this Code not resolvable by the Company's Legal Counsel shall be directed to the Chairman of the Audit Committee of the Board of Directors. COMPLIANCE WITH LAWS GENERALLY. 1 Star Integrity Hotline - English speaking USA and Canada: 833-680-0009 or Website: https://report.syntrio.com/starequity - 3 - The Company's businesses must be conducted in full compliance with all applicable laws and regulations. Any illegal action will be dealt with swiftly. Violations will be reported to the proper authorities and offenders will be subject to disciplinary action by the Company. If an employee or a director has any questions on specific laws, regulations, or other legal issues, he or she should contact the Company's Legal Counsel. In keeping with our commitment to integrity, there may be isolated instances where local laws are unacceptable. For example, even if it were not illegal in other countries, the Company does not want to obtain or retain business by giving gifts to officials of a government or a multinational organization either to influence any of their official acts, or to induce them to use their influence to affect any governmental act. In addition, employees must never give a gift to any person or firm if he or she has reason to believe that the gift will be passed on to a government official for such purposes. Employees and directors must never make improper gifts or payments, such as bribes or kickbacks, in any way in connection with the Company's business. 4 CORPORATE OPPORTUNITIES AND CONFLICTS OF INTEREST. Employees and directors may not take personal advantage of certain business opportunities in which the Company may be interested. This "corporate opportunity doctrine" is complex. The most common types of situations falling within this doctrine prohibit employees and directors from taking advantage personally of a business opportunity that typically would be of interest to the Company; taking advantage of an opportunity discovered using Company property, business contacts or information, or that the employee becomes aware of because he or she works for the Company (or is a director of the Company); or competing with or otherwise disadvantaging the Company. If an employee or director has any question regarding whether this corporate opportunity doctrine applies, he or she should consult with the Company's Legal Counsel. Although employees are free to participate in outside activities, it is important that they not engage in any activity that is or gives the appearance of being a conflict of interest. Examples include: • Being a consultant to, or a director, officer or employee of, or otherwise operating an outside business in competition with the Company's current or potential products and services, or one that supplies products or services to the Company or that purchases products or services from the Company • Having any financial interest, including stock ownership, in any such outside business that might create or give the appearance of a conflict of interest • Seeking or accepting any personal loan or services from any such outside business, except from financial institutions or service providers offering similar loans or services to third parties under similar terms in the ordinary course of their business • Being a consultant to, or a director, officer or employee of, or otherwise operating an outside business which would interfere with the director's or employee's responsibilities with the Company • Using the Company's property, information, or position for personal gain Conflicts of interest may also arise through an employee's activities for the Company, such as conducting business on behalf of the Company with immediate family members, which include spouses, children, parents, siblings, and persons sharing the same home whether or not legal relatives. You must disclose any potential conflicts of interest to the Responsible Manager or Company Legal Counsel, who can then advise you as to whether or not the Company believes a conflict of interest exists. You must also disclose potential conflicts of interest involving the employee's spouse, siblings, parents, in-laws, children and members of the employee's household. Non- employee directors may discuss any concerns with the Chair of the Audit Committee.

5 COMPANY INFORMATION. Company information and data are very valuable assets. Company information and data encompasses all proprietary information that is not generally available to or known by the public, and it includes information in any format. Employees should use Company information to the extent needed to perform their jobs properly but should remember that they are responsible for safeguarding that information from theft or misuse. Accordingly, employees cannot, directly or indirectly: • disclose any Company information to others, including other employees, unless they have a legitimate need to know it to perform their jobs and have agreed to maintain its confidentiality; • use Company information for any purpose other than its intended use; • copy any documents containing Company information, or remove any documents or other records or copies from the work area, except as required to perform their jobs properly; or • dispose of Company information inappropriately. All Company documents, e-mail and other materials containing Company information are the Company's property. When employment or directorship ends or if the Company requests, the documents and other materials must be returned to the Company, or directors may attest to the safe preservation or deletion of e-mail and other materials. Many employees regularly exchange Company information with others for legitimate business reasons. As a general rule, before disclosing or receiving information, the Company must enter into an agreement, approved by the Company's Legal Counsel that describes how the parties can use and must protect the information. Subject to applicable law, directors have an obligation to the Company and its shareholders to maintain the confidentiality of nonpublic information about the Company (and nonpublic information provided to the directors by another person or company) and not disclose such information or use it for any purpose other than its intended use. USE OF COMPANY PROPERTY. When an employee or director uses Company property, it must be for valid legal corporate purposes and, except as described below, exclusively for the Company's benefit. Company property includes corporate funds, facilities, equipment, computers, software, inventory, office supplies, technologies, concepts, intellectual property, product development strategies and projects, business strategies and plans, customer lists, personnel data, marketing and sales plans, Company phone directories, organization charts, service cost and pricing data, financial data, and all other proprietary information about the Company's business and employees. All of the Company's information systems, including communications systems, magnetic 6 media, e-mail, voice mail, and intranet, extranet, and internet access systems are the Company's property and generally must be used only for business activities. Incidental personal use is permissible as long as it is legal, does not consume more than a trivial amount of resources, does not interfere with productivity, does not preempt any business activity, is otherwise appropriate and reasonable, and is consistent with the Company's business values and this Code. The Company reserves the right at any time to access, read, monitor, inspect and disclose the contents of, postings to, and downloads from, all of the Company's information systems. No one may use the Company's information systems to access, view, post, store, transmit, download, or distribute any profane, obscene, derogatory, harassing, offensive, or inappropriate materials. Additionally, no employee may use these systems to send Company information or copyrighted documents that are not authorized for transmittal or reproduction. FAIR DEALINGS WITH OTHERS. The Company has clearly expressed its belief in the value of respect. Therefore, everyone should be treated with uncompromising respect, civility, and fairness. This value extends not only to employees but also to customers, suppliers, competitors, and external advisers. CONTACT WITH THE MEDIA, THE PUBLIC OR LAWYERS. Press releases and contact with the news media, industry and securities analysts or investment bankers must be made only through or at the direction of the Chief Executive Officer or the Chief Operating Officer. All media inquiries should be directly routed to the Responsible Manager or the appropriate marketing manager. No employee (unless authorized) should answer questions or comment on, confirm or deny anything relating to company business. If an attorney contacts an employee regarding the Company, then the employee should refer him or her to a regional lawyer of the Company or the Company's Legal Counsel. An employee should never answer questions or supply documents to lawyers outside of the Company without the prior approval of a regional lawyer of the Company or the Company's Legal Counsel. If an employee receives a summons, legal complaint, subpoena, or other similar legal document concerning the Company, then the employee should immediately consult with a regional lawyer of the Company or the Company's Legal Counsel. These policies are more fully explained in the Company's legal policies and procedures. COMPLIANCE WITH SECURITIES LAWS. Each employee and director is expected to fully comply with the Company's Policy Prohibiting Insider Trading in Company Stock. A copy of this Policy is regularly provided to employees and directors and is posted on the intranet. Directors, executive officers of the Company, and certain key employees of the Company who have regular access to material nonpublic information regarding the Company are regularly provided with memoranda regarding additional requirements and restrictions under the federal securities laws and under 7 the Company's policies and procedures with respect to transactions involving Company stock. Such persons are expected to fully comply with these requirements, restrictions, policies, and procedures. ANTITRUST AND COMPETITION LAW COMPLIANCE. The Company adheres to a policy of strict conformity with antitrust and competition laws in the jurisdictions in which the Company conducts business. These laws prohibit companies from engaging in unfair, anti-competitive practices. Accordingly, employees cannot share or discuss any client proposals or pricing information with competitors. It is imperative that the Company avoid even the appearance of a violation of antitrust or competition laws. The Company must never enter into any illegal agreements or engage in acts that create illegal agreements. Due to the complexity of the issues involved and the seriousness of the penalties for a violation, anyone who has questions about this policy or suspects a violation of Company policy in this regard should contact the Responsible Manager or the Company's Legal Counsel for guidance. EQUAL EMPLOYMENT OPPORTUNITY POLICY. The Company adheres to a policy of strict conformity with employment laws in the jurisdictions in which the Company conducts business. It is the Company's policy to employ and advance in employment qualified persons with regard only to the professional capabilities of the individual as compared to the requirements of the job. Where necessary, the Company will provide reasonable accommodations for employees' disabilities or religious beliefs and practices. Anyone who has questions related to this policy should contact his or her local or regional head of Human Resources. GENERAL ANTI-HARASSMENT POLICY. The Company expects the workplace to be a professional work environment free from physical, psychological, verbal, and non-verbal harassment. The Company will not tolerate any forms of harassment, whether by a supervisor, employee, director, outside vendor, client, or consultant. The Company will not tolerate any form of retaliation against any person for making a complaint or cooperating in the investigation of a complaint. Complaints of harassment will be promptly and impartially investigated. Any employee who believes that he or she has been the subject of harassment or retaliation or has witnessed harassment or retaliation should report this immediately to his or her supervisor, Responsible Manager, or to his or her local or regional head of Human Resources. The Company will maintain the confidentiality of any complaints or other information regarding harassment or retaliation in accordance with established Company policy. SAFETY AND HEALTH. 8 The safety of our employees and customers is our highest concern. We are committed to providing each employee a safe and healthy work environment. In turn, each employee is responsible for maintaining a safe and healthy workplace by following safety and health rules, and reporting any unsafe conditions, accidents and injuries. ACCURACY, RETENTION AND DISPOSAL OF RECORDS. Each employee is responsible for maintaining accurate documents, reports, and other records. No one may falsify or improperly alter any information contained in the Company's records. Good business practice requires that certain Company records be retained for various time periods (e.g. financial records should generally be retained for seven years). Often this is prescribed by law, and it is the responsibility of each employee to ensure that records are retained in compliance with applicable document retention policies established by the Company from time to time and with applicable laws. Documents that need not be kept should be disposed of in compliance with any such Company policies. Where litigation or a government investigation is likely or ongoing, records may not be destroyed until the Company's Legal Counsel advises that the matter has been concluded. For questions about record retention, contact the Company's Legal Counsel, particularly if any litigation, investigation, or administrative action is (or may be) threatened or pending. GENERAL BUSINESS CONDUCT AND PRACTICES. Star seeks to outperform its competition fairly and honesty. We seek competitive advantages through superior performance, not unethical or illegal business practices. Each employee must endeavor to deal fairly with our customers, vendors and our competitors. It is part of our Company ethics to sell our products and services on their own merits and the strength of our Company. No employee or vendor is authorized to make any warranty or representation about our products and services other than those provided in the most recent Company-released marketing and sales materials and customer contract. Claims with respect to our services or product capabilities or standards must comply with federal and state law, and therefore, must be approved by the appropriate supervisor. Employees, including our sales, marketing, billing, and customer service vendors are to avoid making comments about our competitors that are not based on factual data, subject to any obligations of confidentiality that we may have with respect to that data. For example, no claims should be made about a competitor’s product that is not contained in the competitor’s published materials or in factual materials approved by the Company to be used for the purposes of sales and marketing. Employees should be careful about commenting on the character, financial condition, or potential regulatory problems of competitors. It is prohibited for anyone representing Star to encourage a potential customer or other party (such as a vendor) to breach a contract with a competitor or to provide legal advice with respect to the terms and conditions of that party’s contract with a customer.

9 Anti-trust, fair competition, truth-in-advertising and other laws limit what and how Star can behave with respect to their competitors. If a situation arises where there isa potential issue that breaches Star’s legal obligation to adhere to anti-trust laws, contact the Company's Legal Counsel or report it to the Star Integrity hotline via phone or online before taking any action so the matter can be fully discussed and evaluated. FINANCIAL AND ACCOUNTING PRACTICES. Employees and directors must comply with the Company's accounting rules, internal controls and with generally accepted accounting practices and cooperate fully with the Company's internal and external auditors. All funds, assets, transactions, and payments must be accurately reflected, and no false or misleading entries may be made on corporate records. Payments for goods and services provided to the Company must be payable to the person or company legally entitled to receive payment. Receipts must be provided for all Company payments and gifts. Employees seeking reimbursement for expenses should refer to the Company's Expense Policy. INTELLECTUAL PROPERTY RIGHTS. Innovation will help the Company attain its vision, develop a strong and positive reputation, and continually improve our products and services. Innovation requires employees to contribute to the research and development of new technologies, products, and services. All discoveries and ideas should be documented and promptly reported to designated persons in the Company. Employees should preserve and protect the intellectual property rights of the Company by maintaining discoveries and ideas in secrecy within the Company until public disclosure is authorized. To the extent permitted by law, employees are required to assign to the Company all interest in their discoveries, inventions, ideas, trademarks, patents, and patent applications on such discoveries and copyrighted material which are developed during their relationship with the Company and are related to any business or activity of the Company. It is also the Company's policy never to knowingly infringe the intellectual property rights of others. Employees are expected to take appropriate steps to implement this policy by, for example, instituting timely searches for conflicting patents or trademarks before utilizing a newly developed technology or trademark. POLITICAL CONTRIBUTIONS. While the Company encourages individual participation in the political process, no employee should create the impression of speaking or acting on the Company's behalf without specific authorization. Employees can only make political contributions as individuals, not as representatives of the Company. It is up to each employee to abide by all laws relating to political contributions. Employees cannot contribute any Company; money, property, time, or 10 services to any political candidate or political party, unless making such a contribution is permitted by local law and the employee has the prior consent of the Board of Directors. LOBBYING AND LEGISLATIVE CONTACTS. In some cases, the Company, through its senior management, may publicly offer recommendations about laws or governmental actions and take public positions on issues that affect the Company's business. Under some circumstances, a written or personal contact with a government official may subject the person making the contact or the Company to registration and reporting requirements under applicable lobbying laws. An employee intending to contact a government official regarding any attempt to propose, defeat, or modify any law, regulation, or rule affecting the Company should obtain prior written approval for such activity from the Responsible Manager and the Company's Legal Counsel. BUSINESS WITH GOVERNMENTS AND OFFICIALS. Most countries around the world have laws that prohibit employees from giving gifts or inducements to influence government officials, or to induce the purchase of the Company's products or services. The term "government official" includes candidates for political office, political parties, and employees of public international organizations. "Inducements" or "benefits" are also broadly defined to include anything of value. Even if it were not illegal in other countries, the Company does not want to obtain or retain business by giving gifts to officials of a government or a multinational organization either to influence any of their official acts, or to induce them to use their influence to affect any governmental act. In addition, employees should never give a gift to any person or firm where he or she has reason to believe that the gift will be passed on to a government official for such purposes. Employees and directors must never make improper gifts or payments, such as bribes or kickbacks, in any way in connection with the Company's business. GOVERNMENT CONTRACTING. Many countries have laws that impose strict requirements on companies who sell goods and services to it. These laws impose requirements not applicable to sales to commercial customers. Special care should be taken by all employees to assure that all information provided to a government agency in any correspondence, bid, quotation, application, certificate, or other document is true, accurate and not misleading. The terms of any government contract must be reviewed and approved by a regional lawyer of the Company. It is essential that the Company comply strictly with these terms. All deviations must be approved in writing by a government representative with the title equivalent to "Contracting Officer." 11 The government may reimburse only those costs incurred in performance of, or allocated to, a specific contract. Certain types of costs are not allowed at all. Mischarging of costs is a serious offense and clearly prohibited by the Company. Business courtesies that are standard in the commercial marketplace may constitute illegal or improper influence when dealing with government officials. Employees shall not provide or pay for meals, refreshments, travel, or lodging expense for government employees where that is prohibited by law. GOVERNMENTAL INVESTIGATIONS. It is the Company's policy to cooperate in the administration of all laws and regulations to which it is subject. Employees who receive notice of any governmental investigation involving the Company or any request to cooperate in a legal proceeding with regard to the Company should promptly notify the Responsible Manager and a regional lawyer of the Company or the Company's Legal Counsel. If a governmental investigator requests an interview or information, he or she should be treated courteously, given only publicly available information, and should be requested to put the inquiry in writing so that it may be answered with appropriate care by proper persons acting with the advice of a regional lawyer of the Company or the Company's Legal Counsel. You may also give them the contact information for the responsible Star department to contact directly, including the corporate headquarters telephone number of 203-489-9500 or legal@Starequity.com. All documents should be forwarded to the Company Legal Counsel. This directive is intended to ensure appropriate Company cooperation but also to ensure that the inquiry is actually being made by the agency purported to make the inquiry. GRATUITIES AND GIFTS. Employees and directors should not accept significant gifts, entertainment, favors, or other gratuities from persons doing business or seeking to do business with the Company. These gifts could impair or appear to impair an employee's or director's ability to act independently in the best interests of the Company. Acceptance of gratuities having nominal value, if consistent with local business custom and practice, is permissible. Employees are also prohibited from giving significant gifts, entertainment, favors, or gratuities. Except as explicitly permitted by local Company policies, no employee should give or receive gifts of cash. If you have questions about the appropriateness of a gift or gratuity, please speak to your supervisor, your Responsible Manager, the applicable regional lawyer of the Company or the Company's Legal Counsel. 12 Appendix A Star Integrity Contact Information Below is a list of phone numbers to the Star Integrity Tollfree Hotline. If the applicable country is not listed below, please contact the applicable HR department. • English speaking USA and Canada: 833-680-0009 • Spanish speaking USA and Canada: 800-216-1288 • Argentina - 0800-345-5408 • Australia - 1-800-768-120 • Belgium - 0800-262-67 • Brazil - 0-800-591-6043 • Canada (French): 855-725-0002 • China - 400 120 1853 • Columbia - 01800-913-5293 • Costa Rica - 0800-542-5614 • Germany - 0800-183-0724 • Hong Kong - 800-906-523 • India - 000 800 0501 552 • Indonesia - 0800 1504017 • Ireland - 1-800-948-326 • Japan - 0800-888-6033 • Malaysia - 1-800-81-9795 • Mexico: 800-681-5340 • New Zealand - 0800 823 509 • Pakistan - 92 51 8108918 • Panama - not available • Philippines - 1-800-1-322-0072 • Poland - 0-0-800-141-0023 • Portugal - 800 180 273 • Romania - 0800 360 881 • Singapore - 8004922583 • Slovakia -0-800-606-674 • South Africa - 080 098 2093 • Spain - 900-963267 • Switzerland - 0800 561 024 • Turkey - 0800 621 8888 • United Arab Emirates - 800 0320692 • United Kingdom - 0-808-189-0041 • Vietnam - 120-32121 Website: https://report.syntrio.com/starequity Email: standard-reports@mitratech.com